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                             PURCHASE AND SALE AGREEMENT
                               AND ESCROW INSTRUCTIONS

                                 1958 KELLOGG AVENUE
                                 CARLSBAD, CALIFORNIA

                                    BY AND BETWEEN

                                        SELLER:

                              I-PAC MANUFACTURING, INC.,
                               A CALIFORNIA CORPORATION


                                        BUYER:

                          CABOT INDUSTRIAL PROPERTIES, L.P.,
                            A DELAWARE LIMITED PARTNERSHIP


                                     DATED AS OF:

                                    APRIL 20, 1999



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                                      (2)

               PURCHASE AND SALE AGREEMENT AND ESCROW INSTRUCTIONS

     Buyer and Seller hereby enter into this Purchase and Sale Agreement and Escrow Instructions ("AGREEMENT") as of the Effective Date. In consideration of the mutual covenants set forth herein, Seller agrees to sell, assign and transfer the Property to Buyer upon Seller's acquisition thereof, and Buyer agrees to buy the Property from Seller upon Seller's acquisition thereof, on the terms and conditions set forth in this Agreement.

     A. DEFINED TERMS. The terms listed below shall have the following meanings throughout this Agreement:

APPROVALS:               All permits, licenses, franchises, certifications,
                         authorizations, approvals and permits issued by any governmental or quasi-governmental authorities for the ownership, operation, use and occupancy of the Property or any part thereof, excluding applications for development approvals that have been denied.

BROKER:                  BRE Brokerage Company
                         5050 Avenida Encinas, No. 150
                         Carlsbad, California 92008

BUYER: Cabot Industrial Properties, L.P., a Delaware limited partnership

BUYER'S ADDRESS:         Two Center Plaza, Suite 200
                         Boston, Massachusetts  02108-1906
                         Attention: Ms. Jean Murphy
                         Facsimile Number:  (617) 723-8237

CLOSING: The consummation of the sale and purchase of the Property, as evidenced by the recordation of the Deed (as hereinafter defined).

CLOSING DATE:            Ten (10)  days after the end of the Contingency Period,
                         as the same may be extended as provided in SECTION 4, and SECTION 14.

CLOSING LEASE:           A lease in the form to be attached hereto as EXHIBIT D
                         pursuant to Section 3(D) hereof.

                                      (1)

CONTINGENCY PERIOD:      Thirty (30) calendar days commencing on the later of
                         (a) the execution and delivery of the First Amendment by Buyer and Seller, or (b) Seller's Delivery Date (as hereinafter defined).

DEPOSIT:                 One Hundred Thousand Dollars ($100,000)

EFFECTIVE DATE:          The date upon which the execution of this Agreement was
                         completed and delivered by Buyer and Seller.

ESCROW HOLDER:           Commonwealth Land Title Company

ESCROW HOLDER'S
ADDRESS:                 Commonwealth Land Title Company
                         888 West Sixth Street, 4th Floor
                         Los Angeles, California 90017
                         Attn: Ms. Mai Ly Marsh

EXHIBITS:                Exhibit A - Legal Description of the Land
                         Exhibit B - Documents
                         Exhibit C - Audit Letter
                         Exhibit D - Closing Lease
                         Exhibit E - Guaranty

EXISTING CONTRACTS:      All written insurance, brokerage, service, maintenance,
                         operating, repair, supply, purchase, consulting, professional service, advertising and other contracts relating to the ownership operation or management of the Property (excluding any recorded documents evidencing the Permitted Exceptions) in any way relating to the Property or any part thereof.

GUARANTY:                A guaranty in the form to be attached hereto as
                         EXHIBIT E pursuant to Section 3(D) hereof.

GUARANTOR:               Photomatrix, Inc., a California corporation.

IMPROVEMENTS:            All buildings and other improvements located on or
                         affixed to the Land, including, without limitation, the existing building containing approximately 39,898 aggregate square feet of rentable space (the
                         "BUILDING") and the parking lot, together with any and all mechanical

                                      (2)
                         systems (including without limitation, all heating, air conditioning and ventilating systems and overhead doors), fixtures, (excluding any tenant trade fixtures) facilities, equipment, conduits, motors, appliances, boiler pressure systems and equipment, air compressors, air lines, gas-fixed unit heaters, baseboard heating systems, water heaters and water coolers, plumbing fixtures, lighting systems (including all fluorescent and mercury vapor fixtures), transformers, switches, furnaces, bus ducts, controls, risers, facilities, installations and sprinkling systems to provide fire protection, security, heat, air conditioning, ventilation, exhaust, electrical power, light, telephone, storm drainage, gas, plumbing, refrigeration, sewer and water thereto, all cable television fixtures and antenna, elevators, escalators, incinerators, disposals, rest room fixtures and other fixtures required for the operation, maintenance and/or ownership of the Building and Land (excluding Seller's trade fixtures and personal property ("SELLER'S PROPERTY")), equipment, motors and machinery located in or upon the Building and required for the operation, maintenance and/or ownership of the Building and Land, and other improvements now or hereafter on the Land.

INTANGIBLE PROPERTY:     All intangible property now or on the Closing Date
                         owned by Seller in connection with the Real Property or the Personal Property including without limitation all of Seller's right, title and interest in and to all environmental reports, soil reports, utility arrangements, warranties, guarantees, indemnities, claims, licenses, applications, permits, governmental approvals, plans, drawings, specifications, surveys, maps, engineering reports and other technical descriptions, books and records, licenses, authorizations, applications, permits and all other
                         Approvals, insurance proceeds and condemnation awards, Seller's right, title and interest in all agreements and contracts relating to the Real Property or the Personal Property, or any part thereof (but not Seller's obligations under any Rejected Contracts (as hereinafter defined)), and all other intangible rights used in connection with or relating to

                                      (3)
                         the Real Property or the Personal Property or any part thereof, but excluding such items used solely for the conduct of Seller's business, such as (but not limited to) trademarks, trade names and copyrights and excluding any of Seller's obligations under any Existing Contracts.

LAND: That certain land located in the City of Carlsbad, San Diego County, California consisting of approximately
                         1.8 acres and described in EXHIBIT A hereto, together with all rights and interests appurtenant thereto, including, without limitation, any water and mineral rights, development rights, air rights, easements and all rights of Seller in and to any alleys, passages or other rights-of-way.

LEASES: Any and all leases, occupancy agreements, licenses or other agreements to occupy all or any portion of the Property.

LETTER OF CREDIT:        A letter of credit in the face amount of Two Hundred
                         Seventy-Five Thousand Dollars ($275,000) issued by an issuer, and otherwise in the form required by the Closing Lease.

PERSONAL PROPERTY:       Other than Seller's Property, all personal property
                         owned, now or on the Closing Date, by Seller and used in conjunction with the operation, maintenance and/or, ownership of, and located on, the Real Property, including, without limitation, all landscaping, plants and lawn equipment; all tools and supplies (whether stored on or off the Real Property), maintenance equipment, materials and supplies used in the operation of the Real Property or Personal Property; but excluding all furniture, furnishings, art work, sculptures and paintings; all equipment and machinery not otherwise included within the definition of the Improvements, office equipment and supplies.

PROPERTY:                The Real Property, the Personal Property, the Approved
                         Contracts (as defined in SECTION 3), and the Intangible
                         Property.

                                      (4)

PURCHASE PRICE:          Two Million Nine Hundred Twenty-Five Thousand Dollars
                         ($2,925,000).

REAL PROPERTY:           The Land and the Improvements.

SECURITY DEPOSIT:        The security deposit in the amount of Twenty-Five
                         Thousand One Hundred Thirty Seven Dollars ($25,137) required pursuant to the Closing Lease.

SELLER:                  I-PAC Manufacturing, Inc., a California corporation.

SELLER'S ADDRESS:        I-PAC Manufacturing, Inc.
                         1958 Kellogg Avenue
                         Carlsbad, California 92008
                         Attn: Patrick W. Moore
                         Chief Executive Officer
                         Facsimile Number: (760) 930-0115

SELLER'S DELIVERY DATE:  The date on which Seller shall have delivered to Buyer all of the Documents and the Document Certification (as such terms are defined in SECTION 2 below).

SELLER'S PROPERTY:       Defined in the definition of "Improvements".

TITLE COMPANY:           Commonwealth Land Title Company
                         888 West Sixth Street, 4th Floor
                         Los Angeles, California 90017
                         Attn: Mr. Don Hallman
                         Facsimile Number: (213) 627-8722

WORKING DAY:             Any day that is not a Saturday or Sunday or a holiday
                         in the state in which the Real Property is located.

     1. DEPOSIT AND PAYMENT OF PURCHASE PRICE. Within three (3) Working Days after the Effective Date, Buyer shall deposit with Escrow Holder, at Escrow Holder's office, by check or by wire transfer, funds in the amount of the Deposit as a deposit on account of the Purchase Price. Immediately upon Escrow Holder's receipt of the Deposit, Escrow Holder shall place the Deposit in an interest-bearing account, the interest to accrue to Buyer (any subsequent references herein to the Deposit shall be deemed to include any interest accrued thereon).

                                      (5)

     If the transactions contemplated hereby close as provided herein, the Deposit shall be paid to Seller and shall be credited toward the Purchase Price. If this Agreement is terminated pursuant to the terms hereof or if the transactions do not close where such termination or such failure to close is a result of any reason other than default by Buyer, Escrow Holder shall promptly return the Deposit to Buyer. If the Closing fails to occur due to a default by Buyer hereunder (all of the conditions to Buyer's obligations to close having been satisfied or waived), then Seller shall have the right to terminate this Agreement and to receive and retain the Deposit in accordance with the provisions of SECTION 10.B of this Agreement.

     2. DELIVERY OF MATERIALS FOR REVIEW. Prior to, or concurrently with, the execution by Seller of this Agreement, Seller shall deliver the materials listed on EXHIBIT B (collectively, the "DOCUMENTS") to Buyer for its review, and upon such delivery shall certify to Buyer that the Documents delivered to Buyer constitute true, accurate and complete copies of such Documents and constitute all of the Documents required by this Section to be delivered by Seller to Buyer (the "DOCUMENT CERTIFICATION").

Without limitation on the foregoing, Seller shall make any other documents, files and information concerning the Property in Seller's possession or control available for Buyer's inspection at Seller's general offices or such other location as shall be mutually convenient to the parties.

     3. CONTINGENCIES. Buyer's obligation under this Agreement to purchase the Property and consummate the transactions contemplated hereby is subject to and conditioned upon, among other things, the satisfaction or waiver by Buyer, in its sole and absolute discretion and in the manner hereinafter provided, of each of the contingencies (individually, a "CONTINGENCY", and collectively, the "CONTINGENCIES") set forth in this SECTION 3 in each case within the Contingency Period.

          A. PROPERTY REVIEW. On or before the expiration of the Contingency Period, Buyer shall have completed and shall be satisfied, in Buyer's sole and absolute discretion, with Buyer's due diligence review, investigation and analysis of the Property (the "DUE DILIGENCE REVIEW"), which may include, but shall not necessarily be limited to, Buyer's review, investigation and analysis of: (i) all of the Documents; (ii) the physical condition of the Property; (iii) the adequacy and availability at reasonable prices of all necessary utilities; (iv) the adequacy and suitability of applicable zoning and Approvals; (v) the Existing Contracts and the obligations from and to the parties thereunder; (vi) market feasibility studies; and (viii) such tests and inspections of the Property as Buyer may deem necessary or desirable.

          B. ENVIRONMENTAL AUDIT. On or before the expiration of the Contingency Period, Buyer shall have completed to the satisfaction of Buyer, in

                                      (6)
     its sole and absolute discretion, and at its expense, an environmental audit and assessment of the Real Property (the "ENVIRONMENTAL AUDIT"), including but not limited to the performance of such tests and inspections as Buyer may deem necessary or desirable in order to determine the presence or absence of any Hazardous Materials (as hereinafter defined).

     The foregoing Due Diligence Review and Environmental Audit Contingencies are solely for Buyer's benefit and only Buyer may determine such Contingencies to be satisfied or waived. Buyer shall have the Contingency Period in which to satisfy or waive such Contingencies by delivering written notice to Seller. A Contingency shall be deemed not to have been satisfied or waived by Buyer unless prior to the expiration of the Contingency Period, Buyer shall deliver to Seller a written notice to such effect (each such notice being herein referred to as an "APPROVAL NOTICE").

     If Buyer provides an Approval Notice for each of the Contingencies, then the Contingencies shall be deemed satisfied or waived and the parties shall, subject to the satisfaction of all other terms and conditions applicable to the respective parties' obligations hereunder, be obligated to proceed to Closing. If Buyer does not provide an Approval Notice with respect to any or all of the Contingencies, then such Contingency(ies) shall be deemed not satisfied or waived, and this Agreement shall automatically terminate and be of no further force and effect without the further action of either party. Upon any such termination, Escrow Holder shall return the Deposit to Buyer and the parties shall have no obligation to proceed to Closing.

     C. EXISTING CONTRACTS. With respect to the Existing Contracts only, on or before expiration of the Contingency Period, Buyer shall furnish Seller with a written notice of the contracts and agreements (the "APPROVED CONTRACTS ") which Buyer has elected to assume at the Closing. All Existing Contracts not included in any such notice shall be excluded from the Property to be conveyed to Buyer and are herein respectively referred to as the "REJECTED CONTRACTS". Prior to the Closing Date, Seller shall, at Seller's sole cost and expense, terminate all Rejected Contracts and deliver to Buyer evidence satisfactory to Buyer of Seller's termination of the Rejected Contracts on or prior to Closing. If Buyer fails to give the notice described in this paragraph within the Contingency Period, then Buyer shall be deemed to have elected to terminate all of the Existing Contracts.

     D. FORM OF CLOSING LEASE AND GUARANTY. On or before the fifth (5th) Working Day after the Effective Date, which date may be extended by Buyer, in its sole discretion, up to the tenth (10th) Working Day after the Effective Date, Buyer and Seller shall amend this Agreement (the "FIRST AMENDMENT") to include the form of Closing Lease as EXHIBIT D and the form of Guaranty as EXHIBIT E. If Buyer and Seller cannot agree upon the form of the Closing Lease and Guaranty within the time provided in this Section 3(D), then Buyer shall have the right to terminate this Agreement by written notice to Seller. If Buyer elects to

                                      (7)
terminate this Agreement pursuant to this Section 3(D), Escrow Holder shall return the Deposit to Buyer and the parties shall have no obligation to proceed to Closing.

     4. TITLE COMMITMENT; SURVEY; SEARCHES. Buyer's obligation to purchase the Property and to consummate the transactions contemplated hereby shall also be subject to and conditioned upon Buyer's having approved the condition of title to the Property and a survey of the Real Property in the manner provided for in this SECTION 4.

          A. TITLE COMMITMENT. Buyer shall cause the Title Company to deliver a commitment (the "TITLE COMMITMENT") for the Title Policy (as defined in SECTION 5 hereof), issued by the Title Company showing Seller as the owner of the Real Property, together with legible copies of all documents ("EXCEPTION DOCUMENTS") referred to in Schedule B of the Title Commitment.

          B. SURVEY. Buyer may, at its expense, obtain a survey (the "SURVEY") of the Real Property, by a surveyor acceptable to Buyer, in a form acceptable to, and certified to, Buyer and the Title Company, and any such surveyor shall be afforded reasonable access to the Property.

          C. SEARCHES. Buyer may obtain current UCC, tax lien and judgment searches with respect to Seller in the appropriate records located in San Diego County, California and searches of the appropriate records of San Diego, California and for the State of California for the Real Property and the Personal Property showing all liens, security interests and adverse claims affecting the Seller's interest in the Real Property and/or the Personal Property (collectively, "SEARCHES").

          D. PERMITTED/UNPERMITTED EXCEPTIONS. On or before the end of the Contingency Period, Buyer shall provide Seller with written notice ("BUYER'S EXCEPTION NOTICE") setting forth a list of the matters set forth or disclosed in the Title Commitment, Survey and/or Searches that are acceptable to Buyer (herein referred to, together with the Closing Lease, as "PERMITTED EXCEPTIONS") and a list of such matters that are unacceptable to Buyer (herein referred to as "UNPERMITTED EXCEPTIONS"); provided however, that each financial encumbrance such as a mortgage, deed of trust, or other debt security, attachment, judgment, lien for delinquent real estate taxes and delinquent assessments, mechanic's or materialmen's lien, and each other lien or encumbrance of a definite or ascertainable amount which may be removed by the payment of money and which is outstanding against the Property, or any part thereof, that is revealed or disclosed by the Title Commitment and/or the Searches (herein such matters are referred to as "FINANCIAL ENCUMBRANCES") shall automatically, and without any requirement for Buyer to provide notice thereof to Seller, be deemed an

                                      (8)

     Unpermitted Exception and Seller hereby covenants to remove all such Financial Encumbrances on or before the Closing.

          E. EXCEPTION CURE PERIOD. Except with respect to Financial Encumbrances, which are governed by the last sentence of SUBSECTION 4.D., Seller shall have the right, but not the obligation, within five
     (5) Working Days after receipt of the Buyer's Exception Notice ("SELLER'S ELECTION PERIOD"), to provide Buyer with written notice that Seller has agreed to remove or otherwise remedy all Unpermitted Exceptions set forth therein on or before the Closing Date. If Seller provides Buyer with such written notice within Seller's Election Period, Seller shall be obligated to remove or otherwise remedy all Unpermitted Exceptions in a manner acceptable to Buyer on or before the Closing Date, and Seller's failure to so remove or remedy all Unpermitted Exceptions on or before the Closing Date shall constitute a default by Seller hereunder.

          F. TERMINATION OF AGREEMENT OR WAIVER OF DISAPPROVAL OF UNCURED UNPERMITTED EXCEPTIONS. If Seller does not agree within Seller's Election Period to remove all Unpermitted Exceptions on or before the Closing Date as hereinbefore provided, Buyer shall have five (5) Working Days to give Seller notice that Buyer waives its objections to such Unpermitted Exceptions. If Buyer does not give such notice, Buyer shall be deemed to have disapproved the Title Commitment, Survey and/or Searches, as the case may be, which contain(s) or disclose(s) the Unpermitted Exceptions, the condition set forth in this SECTION 4 shall be deemed to be unsatisfied and this Agreement shall automatically terminate and be of no further force and effect. Upon any such termination, Escrow Holder shall return the Deposit to Buyer and the parties shall have no obligation to proceed to Closing. If Buyer provides the foregoing notice of waiver within the aforesaid five (5) Working Day period, then the condition set forth in this
     SECTION 4 shall be deemed satisfied or waived and the parties shall, subject to the satisfaction of all other terms and conditions applicable to the respective parties' obligations hereunder, be obligated to proceed to Closing. In the event Buyer shall expressly waive in writing its objections to any Unpermitted Exceptions, the term "PERMITTED EXCEPTIONS" as used herein in connection with the status of title to be conveyed to Buyer or the Title Policy to be delivered to Buyer shall mean and include all exceptions designated by Buyer as Permitted Exceptions pursuant to SECTION 4.D. hereof, as well as any Unpermitted Exceptions as to which Buyer has so waived its objections.

          G. EXTENSION OF CLOSING DATE. The Closing Date shall be extended for such period of time as may be necessary in order to afford the parties their

                                      (9)
     respective review, consideration and notice periods otherwise contemplated in this SECTION 4.

          H. APPROVED TITLE AND SURVEY. The condition of title as approved by Buyer in accordance with this SECTION 4 is referred to herein as the "APPROVED TITLE" and the Survey as approved by Buyer in accordance with this SECTION 4 is referred to herein as the "APPROVED SURVEY".

     5. DEED; TITLE POLICY. Seller shall convey the Real Property to Buyer by a grant deed in form and substance to be agreed upon between Buyer and Seller (the "DEED"). As a condition to Buyer's obligation to consummate the purchase of the Property and other transactions contemplated hereby, as of Closing the Title Company shall be unconditionally committed to issue to Buyer an ALTA Form B (revised 1970) extended coverage Owner's Title Insurance Policy issued by the Title Company, dated the Closing Date and naming Buyer (or its nominee or assignee, if applicable) as the insured, in the face amount of the Purchase Price, showing Buyer (or its nominee or assignee, as applicable) to be the owner in fee simple of the Real Property, subject to no exceptions other than Permitted Exceptions, together with such endorsements as required by Buyer, all in form and substance reasonably satisfactory to Buyer (the "TITLE POLICY"). Seller shall, subject to the provisions of
SECTION 4 above, deliver to the Title Company such instruments, documents, payments, indemnities, releases and agreements and shall perform such acts as the Title Company shall reasonably require in order to issue the Title Policy.

     6. PRORATIONS. Real property taxes and assessments, utility charges, insurance premiums and charges payable under the Existing Contracts shall not be prorated between Buyer and Seller in connection with the sale of the Property contemplated by this Agreement since (A) Seller is responsible for all such charges, as owner of the Property, prior to the Closing, and (B) Seller shall remain responsible for all such charges, as the sole tenant of the Property under the terms of the Closing Lease, from and after the Closing. If Seller has made any deposit with any utility company, local authority or third party in connection with services to be provided to the Property, such deposits shall remain the property of Seller.

     7.   CLOSING.

          A. CLOSING REQUIREMENTS. The consummation of the sale and purchase of the Property (the "CLOSING") shall be effected through a closing escrow which shall be established by Seller and Buyer with the Escrow Holder. All documents to be delivered at the Closing and all payments to be made shall be delivered on or before the Closing Date as provided herein, in escrow, pending the recording of the Deed (following a datedown of title to the time of recording which does not disclose any new matter affecting title to the Real Property which is not acceptable to Buyer), and other instruments as are

                                      (10)
     required to be recorded to effect the transfer and conveyance of the Property, upon which recording all instruments and funds shall then be delivered out of escrow.

          B. ADDITIONAL CONDITIONS TO CLOSING. It is a condition to Buyer's obligations to proceed to Closing and to consummate the transactions contemplated hereby, that, as of the Closing Date, (i) all of the Seller's representations and warranties hereunder shall be true and correct in all material respects and the closing certificate delivered pursuant to SECTION 8.A.(VI) hereof shall not disclose any qualifications or changes in Seller's representations and warranties set forth in SECTION 11 hereof, which, in Buyer's sole discretion, would have a material adverse effect on the use, operation, value, marketability or financeability of the Property by Buyer; (ii) Seller shall have performed all of its covenants hereunder; (iii) no moratorium, statute, order, regulation, ordinance or judgment of any court or governmental agency shall have been enacted, adopted, issued or initiated that would materially and adversely affect the Property;
     (iv) the Property shall be delivered to Buyer at Closing free and clear of any occupants or rights to possession other than the rights of Seller under the Closing Lease; (v) all Contingencies shall have been satisfied or waived in accordance with SECTION 3 hereof; (vi) the Title Company shall be unconditionally committed to issue the Title Policy upon the recordation of the Deed; (vii) Seller shall have delivered all other documents and other deliveries listed in SECTION 8.A. hereof; (viii) there shall not have occurred a material adverse change in Seller's financial condition or in its ability to perform its obligations under the Closing Lease; (ix) there shall not have occurred a material adverse change in Guarantor's financial condition or its ability to perform its obligations under the Guaranty; and (x) all other conditions to Buyer's obligations to proceed to Closing which are set forth in this Agreement shall have been satisfied or waived in writing in the manner herein provided. If any condition to Buyer's obligations hereunder is not fulfilled, including any condition not set forth in this SUBSECTION 7.B., Buyer shall have no obligation to proceed to Closing or to consummate the transactions contemplated hereby. Nothing in this Agreement shall restrict Buyer's rights and remedies in the event that the failure of any of the foregoing conditions to be satisfied also constitutes a default by Seller hereunder.

     8.   ESCROW.

          A. SELLER'S CLOSING DELIVERIES. On or prior to the Closing Date, Seller shall deliver to Escrow Holder the Security Deposit and the following documents and materials, all of which shall be in form and substance acceptable to Buyer:

                                      (11)

               (i) DEED; TRANSFER DECLARATIONS. The Deed, duly executed, acknowledged and in recordable form, accompanied by all necessary transfer tax declarations of Seller as may be required under applicable law in order to permit the recording of the Deed.

               (ii) BILL OF SALE. A duly executed bill of sale for the Personal Property and Intangible Property, conveying to Buyer all of the Personal Property and Intangible Property free from all leases, liens and encumbrances other than any Permitted Exceptions that may be applicable thereto (the "BILL OF SALE").

               (iii)  CLOSING LEASE.  Two (2) originals of the Closing
          Lease.

               (iv)   GUARANTY.  Two (2) originals of the Guaranty.

               (v) LETTER OF CREDIT. One original of the Letter of Credit duly issued by the issuer.

               (vi) ASSIGNMENT OF CONTRACTS. Two (2) originals of an assignment of the Approved Contracts, duly executed and acknowledged by Seller and to the extent required under the terms of any Approved Contract, consented to by the other party to such Contract (the "ASSIGNMENT OF CONTRACTS").

               (vii) TITLE CLEARANCE DOCUMENTS. All statements, releases, undertakings, affidavits, instruments and indemnities duly executed by Seller required of Seller in accordance with the provisions of SECTION 5 of this Agreement.

               (viii) CLOSING CERTIFICATE. A certificate duly executed by Seller to the effect that as of the Closing Date, all representations and warranties by Seller set forth in this Agreement remain true and correct to the same extent as if made on and as of the Closing Date and disclosing no changes or qualifications objectionable to Buyer in its sole discretion (the "CLOSING CERTIFICATE").

               (ix) FIRPTA AFFIDAVIT. A non-foreign certification, duly executed by Seller under penalty of perjury, certifying that Seller is not a "foreign person", pursuant to Section 1445 (as may be amended) of the Internal Revenue Code of 1986, as amended

                                      (12)

          ("SECTION 1445") and a California Form 590 (collectively, the "FIRPTA AFFIDAVIT"). If Seller shall fail or be unable to deliver the same, then Buyer shall have the right to withhold such portion of the Purchase Price as may be necessary, in the opinion of Buyer or its counsel, to comply with Section 1445 and applicable California law.

               (x) EVIDENCE OF AUTHORITY. Evidence of (a) Seller's power and authority to enter into this Agreement, the Closing Lease and the other documents contemplated herein and to perform its obligations hereunder and thereunder; and
          (b) Guarantor's power and authority to enter into the Guaranty and to perform its obligations thereunder.

          On or prior to the Closing Date, Seller shall deliver to Buyer the following documents and materials, all of which shall be in form and substance reasonably acceptable to Buyer:

               (a) INSURANCE POLICIES AND CERTIFICATES. Copies of all insurance policies and current insurance certificates evidencing that all insurance policies required to be maintained by the Closing Lease are in full force and effect as therein required.

               (b) DOCUMENTS. Originals of all Documents, if not already delivered, or copies of same certified by Seller to the extent originals do not exist.

               (c) KEYS; MANUALS. To the extent in Seller's possession, keys to all entrance doors in the Improvements, properly tagged for identification, and all operating manuals relating to operation of the equipment and systems which are part of the Property.

               (d) CLOSING STATEMENT. A duplicate counterpart of a closing statement (the "CLOSING STATEMENT") prepared by Escrow Holder, and signed by Seller, setting forth all prorations and credits required hereunder, signed by Seller, together with copies of the most recent tax bills.

               (e) OTHER DOCUMENTS. Such additional documents and instruments as may reasonably be requested by Buyer in order to effectuate the transactions contemplated hereby.

                                      (13)

          B. BUYER'S DELIVERIES AT CLOSING. On the Closing Date, Buyer shall deliver to Escrow Holder the Purchase Price for the Property as provided in SECTION 1. On or prior to the Closing Date, Buyer shall deliver to Escrow Holder two (2) duly executed counterparts of the Assignment of Contracts, the Closing Lease and the Closing Statement and such additional documents and instruments as may reasonably be requested by Seller in order to effectuate the transactions contemplated hereby.

          C. ESCROW AGREEMENT. This Agreement shall constitute both an agreement between Buyer and Seller and escrow instructions for Escrow Holder. If Escrow Holder requires separate or additional escrow instructions which it deems necessary for its protection, Seller and Buyer hereby agree promptly upon request by Escrow Holder to execute and deliver to Escrow Holder such separate or additional standard escrow instructions of Escrow Holder (the "ADDITIONAL INSTRUCTIONS"). In the event of any conflict or inconsistency between this Agreement and the Additional Instructions, this Agreement shall prevail and govern, and the Additional Instructions shall so provide. The Additional Instructions shall not modify or amend the provisions of this Agreement unless otherwise agreed to in writing by Seller and Buyer.

          D. ACTIONS OF ESCROW HOLDER. On the Closing Date, provided Buyer and Seller have satisfied (or waived in writing) the conditions set forth in this Agreement, Escrow Holder shall take the following actions in the order indicated below:

               (i) Record the Deed in the Official Records of San Diego County, California;

               (ii) Deliver to Buyer a conformed copy of the recorded Deed, the Bill of Sale, Closing Certificate and FIRPTA Affidavit one fully executed original of the Closing Lease, Guaranty and Assignment of Contracts and the original Letter of Credit;

               (iii) Deliver to Seller, in cash or current funds, all sums due Seller pursuant to this Agreement and one original of the fully executed Closing Lease and Assignment of Contracts;

               (iv)   Cause the Title Company to issue the Title
          Policy; and

               (v) Deliver to Seller and Buyer a closing statement which has been certified by Escrow Holder to be true and correct.

                                      (14)

          E. PROCEDURES UPON FAILURE OF CONDITION. Except as otherwise expressly provided herein, if any of the conditions set forth in this Agreement is not timely satisfied or waived for a reason other than the default of Buyer or Seller in the performance of their respective obligations under this Agreement:

               (i) This Agreement, the escrow and the respective rights and obligations of Seller and Buyer hereunder shall terminate;

               (ii) Escrow Holder shall promptly return to Buyer all funds of Buyer in its possession, including but not limited to the Deposit, and to Seller and Buyer all documents deposited by them respectively, which are then held by Escrow Holder; and

               (iii) Any escrow cancellation and title charges shall be borne by Seller.

          F. DISTRIBUTION OF FUNDS FOR THE SELLER. Seller hereby instructs Escrow Holder that any proceeds due to Seller at the close of escrow should be remitted to Imperial Bank as payment against any credit obligations due to Imperial Bank by Seller at the close of escrow. Seller may not change this instruction to escrow without the written consent of Imperial Bank or a zero demand notice to escrow from Imperial Bank. The balance of said proceeds, after payment to Imperial Bank, if any, shall be remitted to Seller at the close of escrow. Buyer has no responsibilities or obligations with respect to this SECTION 8(f).

     9. CLOSING COSTS; PROPERTY COSTS. Seller shall pay (A) all recording fees and transfer taxes payable in connection with the transfer of the Property to Buyer and the recording of the Deed; (B) the cost of a CLTA Owners Title Insurance Policy provided by the Title Company for the Property (or "CLTA POLICY"); (C) one-half of all escrow fees and charges owing to Escrow Holder; (D) the commission due Broker; and (E) all of the Seller's legal fees and expenses and the cost of all opinions, certificates, instruments, documents and papers Seller is required to deliver or to cause to be delivered hereunder, and, without limitation, the cost of all performances by Seller of its obligations hereunder.

     Buyer shall pay (A) one-half of all escrow fees and charges owing to Escrow Holder; (B) the difference in cost between the CLTA Policy and the Title Policy and (C) all of Buyer's legal fees and expenses and the cost of preparing all documents and papers Buyer is required to deliver or to cause to be delivered hereunder, and, without limitation, the cost of all performances by Buyer of its obligations hereunder.

                                      (15)

     10.  REMEDIES.

          A. SELLER'S SOLE REMEDY. If the closing of this transaction fails to occur due to Buyer's default under this Agreement (all of the conditions to Buyer's obligations to close having been satisfied or waived), Seller's sole and exclusive remedy shall be to terminate the escrow and receive and retain the Deposit in accordance with SECTION 10(B).

          B. LIQUIDATED DAMAGES ON BUYER'S DEFAULT. BUYER AND SELLER HEREBY ACKNOWLEDGE AND AGREE THAT, IN THE EVENT THE CLOSING FAILS TO OCCUR DUE TO A BUYER DEFAULT (ALL OF THE CONDITIONS TO BUYER'S OBLIGATIONS TO CLOSE HAVING BEEN SATISFIED OR WAIVED), SELLER WILL SUFFER DAMAGES IN AN AMOUNT WHICH WILL, DUE TO THE SPECIAL NATURE OF THE TRANSACTION CONTEMPLATED BY THIS AGREEMENT AND THE SPECIAL NATURE OF THE NEGOTIATIONS WHICH PRECEDED THIS AGREEMENT, BE IMPRACTICAL OR EXTREMELY DIFFICULT TO ASCERTAIN. IN ADDITION, BUYER WISHES TO HAVE A LIMITATION PLACED UPON THE POTENTIAL LIABILITY OF BUYER TO SELLER IN THE EVENT THE CLOSING FAILS TO OCCUR DUE TO A BUYER DEFAULT, AND WISHES TO INDUCE SELLER TO WAIVE OTHER REMEDIES WHICH SELLER MAY HAVE IN THE EVENT OF A BUYER DEFAULT. BUYER AND SELLER, AFTER DUE NEGOTIATION, HEREBY ACKNOWLEDGE AND AGREE THAT THE AMOUNT OF THE DEPOSIT REPRESENTS A REASONABLE ESTIMATE OF THE DAMAGES WHICH SELLER WILL SUSTAIN IN THE EVENT OF SUCH BUYER DEFAULT. BUYER AND SELLER HEREBY AGREE THAT SELLER MAY, IN THE EVENT THE CLOSING FAILS TO OCCUR DUE TO A BUYER DEFAULT, TERMINATE THIS AGREEMENT AND CANCEL THE ESCROW BY WRITTEN NOTICE TO BUYER AND ESCROW HOLDER, WHEREUPON ESCROW HOLDER SHALL DELIVER THE DEPOSIT TO SELLER AND SELLER SHALL RECEIVE THE DEPOSIT AS LIQUIDATED DAMAGES. SUCH RETENTION OF THE DEPOSIT BY SELLER IS INTENDED TO CONSTITUTE LIQUIDATED DAMAGES TO SELLER PURSUANT TO SECTIONS 1671, 1676 AND 1677 OF THE CALIFORNIA CIVIL CODE, AND SHALL NOT BE DEEMED TO CONSTITUTE A FORFEITURE OR PENALTY WITHIN THE MEANING OF SECTION 3275 OR SECTION 3369 OF THE CALIFORNIA CIVIL CODE, OR ANY SIMILAR PROVISION. FOLLOWING TERMINATION OF THIS AGREEMENT, CANCELLATION OF THE ESCROW AND THE DELIVERY TO AND RETENTION OF THE DEPOSIT BY SELLER AS LIQUIDATED DAMAGES PURSUANT TO THIS SECTION 10(B), ALL OF

                                      (16)

     THE RIGHTS AND OBLIGATIONS OF BUYER AND SELLER UNDER THIS AGREEMENT SHALL BE TERMINATED.

          BUYER AND SELLER ACKNOWLEDGE THAT THEY HAVE READ AND UNDERSTAND THE PROVISIONS OF THIS SECTION 10(B) AND BY THEIR INITIALS IMMEDIATELY BELOW AGREE TO BE BOUND BY ITS TERMS.

          BUYER:                        SELLER:
                 ------------------             -----------------
                    (Initials)                      (Initials)

          C. BUYER'S REMEDIES. In the event of a default by Seller hereunder, the Deposit shall immediately be returned to Buyer, Seller shall pay all escrow cancellation and title charges and Buyer may, at its option (i) terminate this Agreement, (ii) specifically enforce the terms and conditions of this Agreement, (iii) exercise any remedy available at law or in equity, or (iv) avail itself of any combination of the foregoing.

     11. SELLER'S REPRESENTATIONS AND WARRANTIES. As a material inducement to the execution and delivery of this Agreement by Buyer and the performance by Buyer of its duties and obligations hereunder, Seller does hereby acknowledge, warrant, represent and agree to and with Buyer that as of the Effective Date and as of the Closing Date:

          A. DELIVERY OF WRITTEN MATERIALS. Seller has not made to Buyer any misstatement of any material fact relating to the Property or this Agreement, nor failed to deliver to Buyer any written materials in Seller's possession or of which Seller has knowledge which contain information that would have a material adverse impact on Buyer's ability to use and operate the Property as it is currently being used and operated or the marketability of the Property, and all written materials delivered to Buyer (including, without limitation, all of the Documents) are true, accurate and complete in all material respects.

          B. COMPLIANCE WITH LAWS. Seller has received no notice of and to Seller's knowledge, there is no violation or alleged violation of any legal requirement affecting the Property, including, without limitation, any violation or alleged violation of any local, state or federal environmental, zoning, handicap or fire law, ordinance, code, regulation, rule or order, and specifically including, without limitation, variances or special permits affecting the Property and the Americans With Disabilities Act.

          C. LITIGATION. Seller has received no notice of and there is no pending or, to Seller's knowledge, threatened litigation or governmental

                                      (17)
     proceeding affecting Seller, Guarantor, or the Property, that relates to the Property, the validity or enforceability of this Agreement, the Closing Lease, the Guaranty, or any instrument or document to be delivered by Seller in connection with the transactions contemplated hereby. Seller has received no notice of and there is no pending or, to Seller's knowledge, threatened litigation or governmental proceeding affecting (i) Seller (and not relating to the Property) which would have a material adverse effect upon Seller's ability to perform its obligations under this Agreement or the Closing Lease or (ii) Guarantor's ability to perform its obligations under the Guaranty.

          D. OTHER AGREEMENTS. There are no agreements, instruments, documents or understandings, oral or written, with any person, entity or governmental authority affecting the Property or which could give rise to claims affecting the Property after the Closing Date, except those disclosed and specifically set forth in writing by Seller to Buyer during the Contingency Period.

          E. GOVERNMENTAL ACTIONS. There is no pending or, to Seller's knowledge, threatened or proposed (i) proceeding or governmental action to modify the zoning classification of, or to condemn, or purchase in lieu thereof, all or any part of the Property; (ii) reassessment or special assessments or penalties or interest with respect to real estate taxes or any other assessments applicable to the Property, other than any reassessment that may result solely from the sale of the Property to Buyer; (iii) proceeding before any court or administrative agency, the adverse resolution of which would have a materially adverse effect on the value or operations of the Property; or (iv) rent controls, governmental moratoria or environmental controls affecting the Property, or any other impediments that might significantly interfere with the Buyer's use or disposition of the Property or the value or operations of the Property and Seller has received no notice of any of the above.

          F. DUE AUTHORIZATION/SELLER. Seller is a California corporation organized, validly existing and in good standing under the laws of the State of California. Seller has full power to execute, deliver and carry out the terms and provisions of this Agreement, the Closing Lease and each of the other agreements, instruments and documents herein required to be made or delivered by Seller pursuant hereto, and has taken all necessary action in connection with the execution, delivery and performance of this Agreement, the Closing Lease and such other agreements, instruments and documents. The individuals executing this Agreement, the Closing Lease and all other agreements, instruments and documents herein required to be made or delivered by Seller

                                      (18)
     pursuant hereto on behalf of Seller are and shall be duly authorized to sign the same on Seller's behalf and to bind Seller thereto.

          G. DUE AUTHORIZATION/GUARANTOR. Guarantor is a California corporation organized, validly existing and in good standing under the laws of the State of California. Guarantor has full power to execute, deliver and carry out the terms and provisions of the Guaranty, and has taken all necessary action in connection with the execution, delivery and performance of the Guaranty. The individuals executing the Guaranty on behalf of Guarantor are and shall be duly authorized to sign the same on Guarantor's behalf and to bind Guarantor thereto.

          H. ENFORCEABILITY/SELLER. This Agreement has been, and the Closing Lease each and all of the other agreements, instruments and documents herein required to be made or delivered by Seller pursuant hereto have been, or on the Closing Date will have been, executed by Seller and when so executed, are and shall be legal, valid, and binding obligations of Seller enforceable against Seller in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, and other similar laws affecting the rights of creditors generally and, as to enforceability, the general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

          I. ENFORCEABILITY/GUARANTOR. The Guaranty has been, or on the Closing Date will have been, executed by Guarantor and when so executed, are and shall be a legal, valid, and binding obligation of Guarantor enforceable against Guarantor in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, and other similar laws affecting the rights of creditors generally and, as to enforceability, the general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

          J. NO CONFLICT/SELLER. The execution and delivery of, and consummation of the transactions contemplated by this Agreement, the Closing Lease or any of the other agreements, instruments and documents to be executed in connection herewith are not prohibited by, and will not conflict with, constitute grounds for termination of, or result in the breach of any of the agreement or instrument to which Seller is now a party or by which it or the Property is bound, or any order, rule or regulation of any court or other governmental agency or official.

                                      (19)

          K. NO CONFLICT/GUARANTOR. The execution and delivery of, and consummation of the transactions contemplated by the Guaranty are not prohibited by, and will not conflict with, constitute grounds for termination of, or result in the breach of any of the agreement or instrument to which Guarantor is now a party or by which it is bound, or any order, rule or regulation of any court or other governmental agency or official.

          L. ENVIRONMENTAL MATTERS. To Seller's knowledge (i) no asbestos or PCB compounds were used in the construction of the Improvements nor are any asbestos or PCB compounds located in, at or upon the Property; (ii) the Property is not in violation of any Environmental Law (as defined below); and (iii) there are no Hazardous Materials (as defined below) present on the Property other than the Excluded Materials (as defined below). During the time in which Seller owned the Property, neither Seller nor, to Seller's knowledge, any third party has placed, used, generated, stored, or disposed of on, under or about the Property, or transported to or from it, any Hazardous Material (as defined below) other than Excluded Materials. Seller has received no notice from any governmental agency of any investigation or proceeding by such agency concerning the presence or alleged presence of Hazardous Materials on the Property. To Seller's knowledge, there are no underground storage tanks located on the Real Property. There are no present, pending or, to Seller's knowledge, threatened actions or proceedings by any governmental agency or any other entity regarding public health risks or the environmental condition of the Property, or the disposal or presence of Hazardous Material, or regarding any Environmental Law (collectively, "ENVIRONMENTAL ACTIONS"), and Seller has not received any notice of any such Environmental Actions. During Seller's period of ownership of the Property there have been no Environmental Actions and, to Seller's knowledge, prior to Seller's acquisition of the Property there were no Environmental Actions. To Seller's knowledge, the Property (including underlying groundwater), and the use and operation thereof, have been and are currently in compliance with all Environmental Laws. To Seller's knowledge, all governmental permits and licenses required under Environmental Laws are in effect, and Seller is in compliance therewith. To Seller's knowledge, there is no proceeding or inquiry by any governmental agency or authority with respect to the presence of Hazardous Materials on the Property or the migration thereof from or to other property, and Seller has not received any notice of any such proceeding.

          The term "ENVIRONMENTAL LAWS" means all federal, state or local laws, ordinances, requirements and regulations (including consent decrees and administrative orders) relating to health, safety, industrial hygiene, waste disposal, or the protection of the environment, including, without limitation: the

                                      (20)
     federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, the federal Superfund Amendments and Reauthorization Act of 1986, the federal Resource Conservation and Recovery Act of 1976, the federal Clean Air Act, the federal Water Pollution Control Act and federal Clean Water Act of 1977, the federal Insecticide, Fungicide and Rodenticide Act, the federal Pesticide Act of 1978, the federal Toxic Substances Control Act, the federal Safe Drinking Water Act, the federal Hazardous Materials Transportation Act, and all amendments thereto and regulations adopted and publications promulgated pursuant thereto. The term "HAZARDOUS MATERIALS" includes oil and petroleum products, asbestos, polychlorinated biphenyls, radon and urea formaldehyde, and all other materials classified as hazardous or toxic under any Environmental Law. The term "EXCLUDED MATERIALS" means (a) ordinary office supplies, (b) household cleaning supplies and (c) the materials used by the tenants of the Property as of the date hereof in the ordinary course of their business at the Property, in each case only so long as the presence and use thereof does not violate any Environmental Law and so long as such use is in accordance with the terms of the applicable Lease.

          M. BANKRUPTCY MATTERS. Neither Seller nor Guarantor has made a general assignment for the benefit of creditors, filed any voluntary petition in bankruptcy or suffered the filing of an involuntary petition by its creditors, suffered the appointment of a receiver to take possession of substantially all of its assets, suffered the attachment or other judicial seizure of substantially all of its assets, admitted its inability to pay its debts as they come due, or made an offer of settlement, extension or composition to its creditors generally.

          N. INSURANCE. Seller carries fire and extended coverage insurance with respect to the Property in the amount of the full replacement value thereof and adequate liability insurance. All insurance is in full force and effect. To Seller's knowledge, the Property complies with all requirements of each such policy and Seller has not received from any of the insurers thereunder any notice requiring or suggesting that any work be performed at the Property.

          O. APPROVALS. All Approvals necessary for the occupancy, operation, maintenance and ownership of the Property are in full force and effect and Seller has not received notice of any intention on the part of the issuing authority to cancel, suspend or modify any of the Approvals or to take any action or institute any proceeding to effect such cancellation, suspension or modification. The Property is operated and occupied in compliance with each of the Approvals.


                                      (21)

          P. LEASES. Except for that certain Communications Site Lease Agreement (Building) by and between Nextel of California, Inc., a Delaware corporation d/b/a Nextel Communications and Seller (the "NEXTEL LEASE"), there are no Leases.

     12. BUYER'S REPRESENTATIONS AND WARRANTIES. Buyer hereby makes the following representations and warranties to Seller as of the Effective Date and as of the Closing Date:

          A. DUE AUTHORIZATION. Buyer is a limited partnership, validly existing and in good standing under the laws of the State of Delaware. Buyer has full power to execute, deliver and carry out the terms and provisions of this Agreement and each of the other agreements, instruments and documents herein required to be made or delivered by Buyer pursuant hereto, and has taken all necessary action to authorize the execution, delivery and performance of this Agreement and such other agreements, instruments and documents. The individuals executing this Agreement and all other agreements, instruments and documents herein required to be made or delivered by Buyer pursuant hereto on behalf of Buyer are and shall be duly authorized to sign the same on Buyer's behalf and to bind Buyer thereto.

          B. ENFORCEABILITY. This Agreement has been, and each and all of the other agreements, instruments and documents herein required to be made or delivered by Buyer pursuant hereto have been, or on the Closing Date will have been, executed by Buyer or on behalf of Buyer, and when so executed, are and shall be legal, valid, and binding obligations of Buyer enforceable against Buyer in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, and other similar laws affecting the rights of creditors generally and, as to enforceability, the general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

     13. ACTIONS AFTER THE EFFECTIVE DATE. The parties covenant to do the following through the Closing Date:

          A. TITLE. Seller shall not make or permit any changes to the Property or to the condition of title to the Property that would change the Approved Title or the Approved Survey except with Buyer's advance written consent, which consent may be withheld in Buyer's sole discretion. In this regard, Seller shall not sell, assign or create any right, title or interest in the Property, or any part thereof, or create, or permit to exist, any lien,

                                      (22)
     encumbrance or charge thereon, without the prior consent of Buyer, which consent may be withheld in Buyer's sole discretion.

          B. MAINTENANCE AND OPERATION OF PROPERTY. Seller shall maintain the Property in substantially its current condition, shall maintain existing insurance coverage in full force and effect, and shall operate and maintain the Property in compliance with all applicable laws and regulations, shall not delay or defer any repair or maintenance item, and shall pay all bills and obligations arising from the Property as payment becomes due. Seller shall not make any material alterations to or upon the Property, except with Buyer's advance written consent, which consent may be withheld in Buyer's sole discretion.

          C. LEASES AND AGREEMENTS. Seller shall not amend or terminate the Nextel Lease or any of the Approved Contracts, shall not make any other agreement concerning the Property, including, without limitation, any new leases of space in the Property, without Buyer's advance written consent, which may be withheld in Buyer's sole discretion, and shall perform all of its obligations under the Approved Contracts and the Nextel Lease.

          D. REPRESENTATIONS AND WARRANTIES. Each party shall use its reasonable best efforts to prevent any act or omission that would render any of its representations and warranties herein untrue or misleading, and shall immediately notify the other party if such act or omission occurs.

          E. ENTRY. As of the Effective Date, at all times prior to the Closing, Buyer and its agents, employees and contractors (collectively, "PERMITTEES") may enter the Real Property for purposes of performing Buyer's Due Diligence Review and Environmental Audit. Buyer and its Permittees may enter upon the Land and Improvements, including all leased areas, to perform such tests and inspections as Buyer may deem necessary or desirable, including, without limitation, conducting: soils, ground water, engineering and Hazardous Materials tests; inspections of all roofs, foundations, walls and structural components in the Improvements; inspections of all mechanical systems, building materials, office spaces, utility areas, storage and warehouse areas; operating expense, income and other financial analyses and real estate tax analyses; inspections and audits of (and making copies of) any and all books, records, correspondence, reports and other files maintained by Seller relating to the Property; and such other tests and inspections as Buyer, in its discretion, deems necessary or desirable in connection with its Due Diligence Review and/or Environmental Audit. Buyer shall repair any damage and indemnify, defend and hold Seller harmless from any cost, claim or expense arising directly from such entry by Buyer or its Permittees or from the performance of any such

                                      (23)
     tests by Buyer or its Permittees, except that Buyer's agreements as set forth in this sentence shall not extend to any condition that is discovered by Buyer to be present on, under or about the Real Property.

          F. APPLICATIONS. Following the Effective Date, Seller shall not make application to any governmental entity for any Approvals or any change in the zoning, affecting the Real Property, except in each case with Buyer's advance written consent.

     14.  DAMAGE TO PROPERTY; TAKING.

          A. TAKING. If the Property or any part thereof is taken or is the subject of a notice of taking by eminent domain prior to the Closing Date, Seller shall promptly notify Buyer. Within ten (10) Working Days after such notice, Buyer shall give notice that it elects to (a) terminate this Agreement, in which event Escrow Holder shall return the Deposit to Buyer and the parties shall have no further obligations hereunder, or (b) proceed to Closing, in which event Seller shall pay over and assign to Buyer all awards recovered or recoverable on account of such taking. If Buyer elects to proceed under clause (b) above, Seller shall not compromise, settle, or adjust any claims to such awards without Buyer's prior written consent.

          B. DAMAGE. Risk of loss up to and including the Closing Date shall be borne by Seller. In the event of any material damage to or destruction of the Property or any portion thereof, Buyer may, at its option, by notice to Seller given within ten (10) Working Days after Seller notifies Buyer in writing of such damage or destruction (and if necessary the Closing Date shall be extended, but not beyond the Outside Closing Date, to give Buyer the full 10-day period to make such election): (i) terminate this Agreement, in which event Escrow Holder shall return the Deposit to Buyer and the parties shall have no further obligations hereunder, or (ii) proceed under this Agreement with no adjustment of the Purchase Price, receive any insurance proceeds (including any rent loss insurance applicable to any period on and after the Closing Date) due Seller as a result of such damage or destruction and assume responsibility for such repair, and Buyer shall receive a credit at Closing for any deductible, uninsured or coinsured amount under said insurance policies. If Buyer elects (ii) above, Seller will cooperate (at no material expense to Seller) with Buyer in obtaining the insurance proceeds and such agreements from Seller's insurers. If the Property is not materially damaged, then Buyer shall not have the right to terminate this Agreement, but Seller shall, at its cost, repair the damage before the Closing in a manner reasonably satisfactory to Buyer or if repairs cannot be completed before the Closing, credit Buyer at Closing for the reasonable cost to

                                      (24)
     complete the repair. "MATERIAL DAMAGE" and "MATERIALLY DAMAGED" means damage (x) reasonably exceeding $250,000, or (y) that entitles any tenant of the Property to terminate its lease, or (z) which, in Buyer's reasonable estimation, will take longer than 90 days to repair.

          C. WAIVER. Failure of Buyer to timely provide a notice of election in accordance with this SECTION 14, shall be deemed an election by Buyer to terminate this Agreement. Seller and Buyer each expressly waive the provisions of California Civil Section 1662 and hereby agree that the provisions of this SECTION 14 shall govern the parties' obligations in the event of any damage or destruction to the Property or the taking of all or any part of the Real Property.

     15. SURVIVAL. All representations and warranties by the respective parties contained herein are intended to and shall remain true and correct as of the Closing, shall be deemed to be material, and shall survive the delivery of the Deed and transfer of title for a period of twelve (12) months. Any covenants and conditions herein that must be operative after delivery of the Deed to be effective shall be so operative and shall not be deemed to have been merged in the Deed.

     16. SUCCESSORS AND ASSIGNS. The terms, covenants and conditions herein contained shall be binding upon and inure to the benefit of the successors and assigns of the parties hereto. This Agreement and all rights of Buyer hereunder may be assigned or transferred by Buyer to any of its affiliates, in which event all instruments, documents and agreements required to be delivered to the Buyer hereunder shall be delivered to, and run for the benefit of such entity, and such entity (rather than Buyer) shall execute and deliver any instruments, documents or agreements required to be executed and delivered by Buyer hereunder.

     17. NO THIRD PARTY BENEFITS. This Agreement is made for the sole benefit of the Buyer and Seller and their respective successors and assigns, and no other person shall have any right or remedy or other legal interest of any kind under or by reason of this Agreement.

     18. COUNTERPARTS. This Agreement may be executed in multiple counterparts and shall be valid and binding with the same force and effect as if all parties had executed the same Agreement.

     19. ENTIRE AGREEMENT. This Agreement contains all of the covenants, conditions and agreements between the parties and shall supersede all prior correspondence, agreements and understandings, both verbal and written. The parties intend that this Agreement constitutes the complete and exclusive statement of its terms and that no extrinsic evidence may be introduced in any proceeding involving this Agreement.

                                      (25)

     20. ATTORNEYS' FEES. In the event of any litigation regarding the rights and obligations under this Agreement, the prevailing party shall be entitled to reasonable attorneys, fees and court costs.

     21. NOTICES. All notices required or permitted to be given pursuant to the terms hereof shall be in writing and shall be delivered either by (a) certified mail, return receipt requested, in which case notice shall be deemed delivered five (5) Working Days after deposit, postage prepaid in the U.S. mail, (b) a reputable messenger service or a nationally recognized overnight courier, in which case notice shall be deemed delivered one (1) Working Day after deposit with such messenger or courier, (c) facsimile or other telecopy transmission (followed with "hard copy" sent by a nationally recognized overnight courier or mail as aforesaid), in which case notice shall be deemed delivered when the facsimile or other telecopy transmission is received (as evidenced by the sender's electronic confirmation), or (d) personal delivery with receipt acknowledged in writing, in which case notice shall be deemed delivered when received. All such notices shall be addressed to Seller at Seller's Address, with a copy to Sullivan, Hill, Lewin, Rez, Engel & LaBazzo 505 "C" Street, San Diego, California, 92101, Attention:
James P. Hill, Facsimile Number (619) 231-4372 to Buyer at Buyer's Address, with a copy to Mayer, Brown & Platt, 350 South Grand Avenue, 25th Floor, Los Angeles, California 90071, Attention: Lorie Soares Griffen, Esq., Facsimile
Number:  (213) 625-0248; and to Escrow Holder at Escrow Holder's Address.
The foregoing addresses may be changed by written notice to the other party as provided herein.

     22. CONSTRUCTION OF AGREEMENT. In construing this Agreement, all headings and titles are for the convenience of the parties only and shall not be considered a part of this Agreement. Whenever required by the context, the singular shall include the plural and the masculine shall include the feminine and vice versa. This Agreement shall not be construed as if prepared by one of the parties, but rather according to its fair meaning as a whole, as if both parties had prepared it. All Exhibits attached hereto are incorporated in this Agreement by reference thereto.

     23. TIME. Time is of the essence of every provision herein contained. Whenever the date or deadline for any action to be taken is not a Working Day, the relevant date or deadline shall be the next Working Day.

     24. APPLICABLE LAW. This Agreement shall be governed by the internal laws of the state in which the Real Property is located.

     25. NO ORAL MODIFICATION OR WAIVER. This Agreement may not be changed or amended orally, but only by an agreement in writing. No waiver shall be effective hereunder unless given in writing, and waiver shall not be inferred from any conduct of either party.

                                      (26)

     26. LIMITATION OF LIABILITY. In accordance with the Declaration of Trust of Cabot Industrial Trust, a Maryland real estate investment trust, all persons dealing with the trust shall look to the assets of the trust for the enforcement of any claim against the trust, as neither the trustees, officers, employees, partners nor shareholders of the trust assume any personal liability for obligations entered into by or on behalf of the trust.

     27. MARKETING OF PROPERTY. Unless and until this Agreement is duly terminated pursuant to the terms hereof, Seller shall not enter into any negotiations, understandings or agreements with any party other than Buyer relating to the sale, transfer or other disposition of the Property or any portion thereof and Seller and the Broker shall not offer the Property or any portion thereof for sale to any other party.

     28. BROKERAGE COMMISSION. On the Closing Date, Seller shall pay a real estate commission to the Broker. Seller and Buyer each represent and warrant to the other party that its sole contact with the other party or the Property regarding this transaction has been directly with the other party or through Broker. Seller and Buyer further represent and warrant to each other that no other broker or finder can properly claim a right to a commission or finder's fee based upon contacts between the claimant and the warranting party with respect to the other party or the Property. Seller and Buyer shall indemnify, defend and hold the other party harmless from and against any loss, cost or expense, including, but not limited to, attorneys' fees and court costs, resulting from any claim for a fee or commission by any broker or finder in connection with the Property, and this Agreement resulting from the indemnifying party's actions.

     29. INDEMNITY. Seller hereby agrees to indemnify Buyer and its successors, assigns, and the affiliates, directors, officers, employees and partners of any of them, and hold each of them harmless from any and all claims, liabilities, damages, and penalties and any and all loss, cost, or expense incurred by Buyer incident to, resulting from, or in any way arising out of any tort claim or breach of contract claim or other claim for money due and owing in connection with the ownership or operation of the Property but only to the extent that such claim arises from circumstances, acts or omissions which occurred prior to the Closing. Buyer hereby agrees to indemnify Seller and its successors, assigns, and the affiliates, directors, officers, employees and partners of any of them and hold each of them harmless from any and all claims, liabilities, damages, and penalties and any and all loss, costs, or expense incurred by the Seller incident to, resulting from, or in any way arising out of any tort claim or breach of contract claim or other claim for money due and owing in connection with the ownership or operation of the Property but only to the extent that such claim arises from circumstances, acts or omissions which occurred after the Closing. Each of the parties hereto further agrees, upon notice from the other, to contest any demand, claim, suit, or action against which each party has hereinabove agreed to indemnify and hold the other and all such other parties harmless, and to defend any action that may be brought in connection with any such demand, claim, suit, or action, or with respect to which each party has hereinabove

                                      (27)
agreed to hold the other and all such other parties harmless, and to bear all costs and expenses of such contest and defense. The indemnities set forth herein shall be deemed to be material and shall survive the delivery of the Deed and transfer of title.

     30. INFORMATION AND AUDIT COOPERATION. At Buyer's request, at any time before or after the Closing, Seller shall provide to Buyer's designated independent auditor access to the books and records of the Property, and all related information regarding the period for which Buyer is required to have the Property audited under the regulations of the Securities and Exchange Commission, and Seller shall provide to such auditor a representation letter regarding the books and records of the Property, in substantially the form of EXHIBIT C attached hereto, in connection with the normal course of auditing the Property in accordance with generally accepted auditing standards. Buyer agrees to indemnify and hold harmless Seller from any claim, damage, loss, or liability to which Seller is at any time subjected by any person who is not a party to this Agreement as a result of Seller's compliance with this paragraph, except to the extent any such claim, damage, loss or liability arises from Seller's fraud or intentional misrepresentation.

     31. 1031 EXCHANGE. Buyer may consummate the purchase of the Property as part of a so-called like kind exchange (the "Exchange") pursuant to
Section 1031 of the Internal Revenue Code of 1986, as amended (the "Code"), provided that: (i) the Closing shall not be delayed or affected by reason of the Exchange nor shall the consummation or accomplishment of the Exchange be a condition precedent or condition subsequent to Buyer's obligations under this Agreement; (ii) Buyer shall effect the Exchange through an assignment of this Agreement, or its rights under this Agreement, to a qualified intermediary; (iii) Seller shall not be required to take an assignment of the purchase agreement for the relinquished property or be required to acquire or hold title to any real property for purposes of consummating the Exchange; and (iv) Buyer shall pay any additional costs that would not otherwise have been incurred by Buyer or Seller had Buyer not consummated its purchase through the Exchange. Seller shall not, by this agreement or acquiescence to the Exchange, (1) have its rights under this Agreement affected or diminished in any manner, or (2) be responsible for compliance with or be deemed to have warranted to Buyer that the Exchange in fact complies with Section 1031 of the Code.

                                      (28)

     IN WITNESS WHEREOF, the parties hereto have executed one or more copies of this Agreement as a sealed instrument the day and year first above written.

                                        SELLER:
                                        I-PAC MANUFACTURING, INC.,
                                        a California corporation


                                        By:
                                            -----------------------------------
                                        Name:
                                              ---------------------------------
                                        Title:
                                               --------------------------------


                                        By:
                                            -----------------------------------
                                        Name:
                                              ---------------------------------
                                        Title:
                                               --------------------------------



                                        BUYER:

                                        CABOT INDUSTRIAL PROPERTIES, L.P.,
                                        a Delaware limited partnership

                                        By: Cabot Industrial Trust,
                                             a Maryland real estate investment
                                             trust its general partner


                                             By:
                                                 ------------------------------
                                             Name:
                                                   ----------------------------
                                             Title:
                                                    ---------------------------


                                             By:
                                                 ------------------------------
                                             Name:
                                                   ----------------------------
                                             Title:
                                                    ---------------------------




                                      (29)

                                    EXHIBIT A


                          LEGAL DESCRIPTION OF THE LAND


     LOT 37 OF CARLSBAD TRACT NO. 81-46 UNIT NO. 2, IN THE CITY OF CARLSBAD, COUNTY OF SAN DIEGO, STATE OF CALIFORNIA, ACCORDING TO THE MAP THEREOF NO. 11288, FILED IN THE OFFICE OF THE COUNTY RECORDER OF SAN DIEGO COUNTY.

     EXCEPTING THEREFROM 50% OF ALL OIL, MINERAL, GAS, AND OTHER HYDROCARBON SUBSTANCES BELOW A DEPTH OF 500 FEET UNDER THE REAL PROPERTY, WITHOUT RIGHT OF SURFACE ENTRY, AS RESERVED IN DEED BY CARLSBAD PROPERTIES, A PARTNERSHIP RECORDED JULY 5, 1978 AS FILE/PAGE NO. 78-279136 OF OFFICIAL RECORDS.





                                      (30)

                                    EXHIBIT B


                                    DOCUMENTS


1. OPERATING STATEMENTS. Operating statements of the Property for the 3 years preceding the date of this Agreement and the current year-to-date ("OPERATING STATEMENTS").

2. MANAGEMENT AND/OR LEASING AGREEMENTS. Copies of any management and/or leasing agreements under which the Property is managed and/or leased.

3. TAX STATEMENTS. Copies or a summary of ad valorem tax statements for the current or most recently available tax period and for the prior 36 months including the Property's tax identification number(s); and latest value renditions.

4. INSURANCE. Copies of Seller's certificate of insurance for the Property, all insurance policies, a loss history, a list of any current claims relating to the Property, and any notices received by insurance carriers.

5. BUDGET. Seller's most recent budget for the Property, including the forthcoming year, if applicable

6. SERVICE CONTRACTS. A list together with copies of all security, maintenance, service, supply, equipment rental and other contracts related to the operation of the Property ("SERVICE CONTRACTS").

7. PROCEEDINGS. Copies of any documents or materials relating to any current litigation, investigation, condemnation, or other proceeding pending or threatened against Seller or affecting the Property.

8.   TANGIBLE PERSONAL PROPERTY.   A current inventory of all fixtures (other
     than the Seller's Property).

9.   MAINTENANCE RECORDS.  All maintenance work orders for the prior 12 months.

10. LIST OF CAPITAL IMPROVEMENTS. A list of all capital improvements performed on the Property within the prior 24 months.

11. REPORTS. Any environmental, geotechnical, soil, engineering and drainage reports, assessments, audits and surveys.

                                      (31)

12. AS-BUILT SURVEY; TITLE POLICY. All existing as-built surveys of the Property; and all existing title policies related to the Property.

13.  SITE PLANS.  All site plans relating to the Property.

14. AS-BUILT PLANS AND SPECIFICATIONS. All as-built construction, architectural, mechanical, electrical, plumbing, landscaping and grading plans and specifications relating to the Property.

15. PERMITS AND WARRANTIES. Copies of all warranties and guaranties, permits, certificates of occupancy, licenses and other approvals.

16. GENERAL. Any other documents or information pertaining to the Property in Contributor's possession or control or in the possession or control of Contributor's agents or independent contractors.

17. FINANCIAL STATEMENTS. Copies of financial statements reflecting the operation of the Property for the prior 2 calendar years, including statements of cash flow and year-end balance sheets, and statements of income, expense, accounts payable and accounts receivable for each such year, each prepared in accordance with generally accepted accounting principles consistently applied, and fairly presenting the financial position of Contributor with respect to the Property at the end of each such year and the results of the operations thereof for such year and copies of any financial statements reflecting the operation of the Property for the three years prior to that to the extent that Seller has copies of such statements in its possession or control.






                                      (32)

                                   EXHIBIT C


                                  AUDIT LETTER



                                     (Date)

(To Buyer's Auditors)

------------------------------

------------------------------

------------------------------

     RE:

Dear Sirs:

     We are writing at your request to confirm our understanding that the
audit of the statement of operating income for the year ended             ,
199 , was made on behalf of Cabot Industrial Trust for the purpose of expressing an opinion as to whether the statement of operating income presents fairly, in all material respects, the results of operations of [Name of Project] in conformity with generally accepted accounting principles. These representations are made exclusively to [Auditor] and not to the buyer of the Project or any other third party. In connection with
your            , 199   audit we confirm, to the best of our knowledge and
belief, with respect to our daily operations and without independent inquiry or investigation, the following representations made during your audits:

1. We have made available to you all financial records and related data concerning this Project, which are in our possession.

2.   We are not aware of any:

     (a) Irregularities involving any member of management or employees that could have a materially adverse effect on the statement of operating income.

     (b) Notices of violations of laws or regulations, the effects of which should be considered for disclosure in the financial statements or as a basis for recording a loss contingency.


                                      (33)

     (c) Material liabilities, gain or loss contingencies or other transactions (including oral and written guarantees) that are required to be but have not been accrued or disclosed).

     (d)  Material events that have occurred subsequent to           , 199
          that would require material adjustment to the statement of operating income.

3. The Company has complied with all material aspects of contractual agreements relating to the Project (e.g. management contracts) that would have a material affect on the statement of operating in the event of noncompliance.

4. All significant payments to affiliated companies of the undersigned have been properly recorded or disclosed in the financial statements.

                                       [                                     ]
                                        -------------------------------------


                                       By:
                                           ----------------------------------
                                       Name:
                                             --------------------------------
                                       Title:
                                              -------------------------------





                                      (34)

                                   EXHIBIT D


                                 CLOSING LEASE

                        [TO BE ATTACHED PURSUANT TO THE
                                FIRST AMENDMENT]





                                      (35)

                                   EXHIBIT E


                                    GUARANTY

                        [TO BE ATTACHED PURSUANT TO THE
                                FIRST AMENDMENT]









                                      (36)

                               TABLE OF CONTENTS

                                                                                 PAGE
                                                                                 ----
     A.   DEFINED TERMS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .(1)

     1.   DEPOSIT AND PAYMENT OF PURCHASE PRICE. . . . . . . . . . . . . . . . . .(5)

     2.   DELIVERY OF MATERIALS FOR REVIEW . . . . . . . . . . . . . . . . . . . .(6)

     3.   CONTINGENCIES. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .(6)

     4.   TITLE COMMITMENT; SURVEY; SEARCHES . . . . . . . . . . . . . . . . . . .(7)

     5.   DEED; TITLE POLICY . . . . . . . . . . . . . . . . . . . . . . . . . . (10)

     6.   PRORATIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . (10)

     7.   CLOSING. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . (10)

     8.   ESCROW . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . (11)

     9.   CLOSING COSTS; PROPERTY COSTS. . . . . . . . . . . . . . . . . . . . . (15)

     10.  REMEDIES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . (15)

     11.  SELLER'S REPRESENTATIONS AND WARRANTIES. . . . . . . . . . . . . . . . (17)

     12.  BUYER'S REPRESENTATIONS AND WARRANTIES . . . . . . . . . . . . . . . . (21)

     13.  ACTIONS AFTER THE EFFECTIVE DATE . . . . . . . . . . . . . . . . . . . (22)

     14.  DAMAGE TO PROPERTY; TAKING . . . . . . . . . . . . . . . . . . . . . . (23)

     15.  SURVIVAL . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . (24)

     16.  SUCCESSORS AND ASSIGNS . . . . . . . . . . . . . . . . . . . . . . . . (25)

     17.  NO THIRD PARTY BENEFITS. . . . . . . . . . . . . . . . . . . . . . . . (25)

     18.  COUNTERPARTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . (25)


                                      (i)

                               TABLE OF CONTENTS
                                  (CONTINUED)

                                                                                 PAGE
                                                                                 ----
     19.  ENTIRE AGREEMENT . . . . . . . . . . . . . . . . . . . . . . . . . . . (25)

     20.  ATTORNEYS' FEES. . . . . . . . . . . . . . . . . . . . . . . . . . . . (25)

     21.  NOTICES. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . (25)

     22.  CONSTRUCTION OF AGREEMENT. . . . . . . . . . . . . . . . . . . . . . . (26)

     23.  TIME . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . (26)

     24.  APPLICABLE LAW . . . . . . . . . . . . . . . . . . . . . . . . . . . . (26)

     25.  NO ORAL MODIFICATION OR WAIVER . . . . . . . . . . . . . . . . . . . . (26)

     26.  LIMITATION OF LIABILITY. . . . . . . . . . . . . . . . . . . . . . . . (26)

     27.  MARKETING OF PROPERTY. . . . . . . . . . . . . . . . . . . . . . . . . (26)

     28.  BROKERAGE COMMISSION . . . . . . . . . . . . . . . . . . . . . . . . . (26)

     29.  INDEMNITY. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . (27)

     30.  INFORMATION AND AUDIT COOPERATION. . . . . . . . . . . . . . . . . . . (27)

     31.  1031 EXCHANGE. . . . . . . . . . . . . . . . . . . . . . . . . . . . . (28)





                                      (ii)